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                                                               EXHIBIT 99.II.1-1


                                                             ENGLISH TRANSLATION



                              (CHINESE CHARACTERS)
                  (HUACHEN AUTOMOTIVE GROUP HOLDINGS CO., LTD.)

                             ARTICLES OF ASSOCIATION

                         CHAPTER 1 - GENERAL PRINCIPLES

1. For the purposes of establishing a modern enterprise system with clarity in asset ownership, clear definition of rights and obligations, separation of government and enterprise, and for scientific management, these Articles of Association are formulated in accordance with the Company Law of the People's Republic of China and the relevant laws and regulations, and with reference to the corporate governance practices and standards adopted and recognised by domestic and foreign conglomerates.

2. The registered name of the Company in Chinese is (CHINESE CHARACTERS) (hereinafter referred to as the "Company"). The name of the Company is HUACHEN AUTOMOTIVE GROUP HOLDINGS COMPANY LIMITED.

3. The registered office address of the Company is 26 Kunshandong Road, Huanggu District, Shenyang City, Liaoning Province.

4. The Liaoning Provincial Government (hereinafter referred to as the "Provincial Government") hereby authorises Huachen Automotive Group to operate and manage the state-owned assets and the related state-owned equity interests and other state-owned assets injected by the Provincial Government as paid-up capital of the Company.

     The registered capital of the Company is Renminbi 200,000,000.

5. The Company is established in accordance with the form of a wholly state-owned company.

     The Provincial Government hereby authorises the Company to act as the representative of the contributor of state-owned assets to operate all of the state-owned assets of the Company and other state-owned assets entrusted by the relevant ministries and departments to the Company. The Company is a state-owned asset investment entity that has the authority to act as a principal in connection with the investment of state-owned assets.

     The Company is under the direct leadership of the Provincial Government.

6. The objects of the Company: To adapt to the needs of the development of the socialist market economy to realise the quality allocation and efficient operation of state-owned assets, to capitalise on overall competitive advantages, to protect the value of, and the appreciation in the value of, state-owned assets and to achieve the best economic efficiency and returns by such means as investment, equity participation and controlling shareholding, in accordance with the demands of capital utilisation and asset operation.

7. The scope of business of the Company: Operation of state-owned assets, utilisation of capital, operation and management of entrusted assets and related businesses. (The scope of business as confirmed by the Administration for Industry and Commerce shall prevail.)

8.   The term of operation: Perpetual existence.

9. The Company may invest in other limited liability companies and joint stock limited liability companies and limit the amount of liability so assumed to the amount of capital contribution

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     so made by the Company.

     Wholly-owned and majority-owned subsidiaries shall operate independently, conduct independent audits, enjoy their own profits and bear their own losses and independently assume civil liability in accordance with law.

     The Company shall participate in the management of enterprises in which it has made equity investments in order to protect the interests of the Company in accordance with law.

10. The Company shall establish a party organisation in accordance with the regulations. Members of the party organisation may also act as Directors of the Board of Directors and management staff of the Company (vice-versa). The office of the party organisation of the Company shall be at the Company and may operate together with the relevant functional departments of the Company.

11. The party organisation of the Company shall participate in the decision-making process of all types of material matters which are submitted to the Board of Directors for their consideration. The party organisation of the Company shall fully utilise such systems as internal supervision, legal supervision and democratic supervision by workers in order to strengthen its supervision of material matters of the Company, particularly as regards capital utilisation and personnel policy.

12. The Company shall establish a labour union. The labour union shall organise activities for its members and protect the legal rights of employees. The Company shall provide the requisite conditions for activities of the labour union and implement democratic management through meetings of workers' representatives and other means. Workers' representatives shall be appointed to the Board of Directors and the Board of Supervisors of the Company in accordance with law. Subsidiaries may, depending on the circumstances, establish their own labour unions. The labour unions of subsidiaries of the Company shall belong to, and be sub-ordinated to, the labour union of the Company.


                CHAPTER 2 - RIGHTS AND OBLIGATIONS OF THE OWNERS

13. The Company has been authorised by the Provincial Government to exercise the rights to occupy, use and deal with the entrusted state-owned assets in accordance with law in its capacity as the representative of the contributor of state-owned assets. The Company shall be uniformly accountable to the owners.

14.  The rights which the owners have in respect of the Company:

     (1) To appoint and remove the Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors and the Directors of the Company (other than those who are workers' representatives);

     (2) To enter into the responsibility letter in respect of the operation of state-owned assets with the legal representative of the Company and to review and assess its operating results;

     (3)  To approve major investment decisions of the Company;

     (4) To supervise and manage the protection of the value of, and the appreciation in value of, the Company's state-owned assets;

     (5) To consider and approve proposals for mergers, demergers, dissolutions and increase and

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          reduction of capital and the reports in respect of application for the issuance of bonds;

     (6)  To approve the Articles of Association of the Company;

     (7)  To consider and approve the reports of the Board of Directors;

     (8) To organise the audit review of the Company and "exit" audit of any person who no longer acts as Chairman of the Board of Directors.

15.  The obligations which the owners owe to the Company:

     (1) To protect the legal person status and legal person property rights of the Company;

     (2) To assume liability in respect of the Company up to the amount of capital contribution made to the Company;

     (3) To comply with every regulation of the State in respect of the authorisation in respect of the operation of state-owned assets;

     (4) Not to withdraw its capital contribution to the Company after the registration of the Company.


                            CHAPTER 3 - ORGANISATION

16. Pursuant to the principle of establishing the organisation structure of a wholly state-owned company stipulated by the Company Law, the Company shall implement a parent-subsidiary management system. The organisation structure of the Company shall be set-up by adopting a combination of vertical holding and cross-holding methods and grouped by reference to assets.

17. The organisations of the Company, comprising the Board of Directors, the Board of Supervisors, the management team of the general managers and all functional departments, shall be responsible for performing the management functions of acting as the centre for investment decision-making, for capital utilisation, for target management, for human resource management and for fund allocation.

18. To set-up groups of subsidiaries using a combination of vertical holding and cross-holding methods by reference to assets, which are grouped by reference to the assets so held and their respective businesses. Subsidiaries shall assume the role of production, operation and generation of profits for the Company.

19. Each of the subsidiaries may establish itself as the holding company of its own chain of subsidiaries by means of acquiring a controlling shareholding, equity participation or other means, in accordance with its scope of business.


                       CHAPTER 4 - THE BOARD OF DIRECTORS

20. The Company shall have a Board of Directors. The Board of Directors is the decision-making body of the Company. The Board of Directors shall comprise seven Directors (or such greater or lesser number as may be required), one of whom shall be a workers' representative and two of whom shall be independent Directors. The term of office of a Director shall be three years. The Board of Directors shall have one Chairman of the Board of Directors and one to two Vice-Chairman of the Board of Directors.

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21.  Directors shall be appointed by the Provincial Government. The Chairman of the Board of Directors shall be nominated by the Provincial Government from amongst the Directors.

22. The Chairman of the Board of Directors shall be the legal representative of the Company.

23. Subject to the consideration and approval of the Board of Directors, members of the Board of Directors may also act as general manager and deputy general managers of the Company and as representatives of state-owned property rights of wholly-owned subsidiaries of the Company and in companies of which the Company is a controlling shareholder or in which it has an equity interest.

24. The Board of Directors of the Company shall set-up the Office of the Board of Directors, which shall act as the administrative organ of the Board of Directors.

25.  The Board of Directors shall exercise the following powers:

     (1) To exercise the powers of general meetings as authorised by the Provincial Government (other than those relating to mergers, demergers, dissolutions, increase and reduction of capital and the issuance of bonds by the Company);

     (2)  To formulate and amend the Articles of Association of the Company;

     (3) To formulate and implement the operation plan and investment proposals of the Company;

     (4) To formulate and implement the preliminary fiscal budget and final fiscal budget of the Company;

     (5) To consider and approve the profit distribution plan and the loss recovery plan of the Company;

     (6) To draft the report in respect of application for the issuance of bonds of the Company;

     (7)  To determine the internal management structure of the Company;

     (8)  To seek opinions on and review the work report of the general manager;

     (9) To appoint or remove the general manager of the Company and to appoint or remove the deputy general manager and financial controller of the Company based on nominations made by the general manager;

     (10) To decide on the remuneration of the general manager, the deputy general manager, the financial controller and other members of senior management of the Company and the manner of payment of the same;

     (11) To appoint or remove representatives of state-owned property rights of wholly-owned subsidiaries of the Company and subsidiaries of which the Company is the controlling shareholder;

     (12) To appoint or remove directors and general managers of overseas organisations of the Company;

     (13) To determine the basic management system of the Company;

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     (14) To report on the operating conditions and financial situations of state-owned assets on a periodic basis;

     (15) Other powers conferred by the Provincial Government and the Articles of Association of the Company.

26.  The principal duties of the Chairman of the Board of Directors:

     (1) To convene and preside over meetings of the Board of Directors and to exercise the powers conferred by the Board of Directors when the Board of Directors is not in session;

     (2) To check on the implementation of resolutions of the Board of Directors;

     (3) To sign important documents approved by the Board of Directors and resolutions of the Board of Directors;

     (4) To nominate candidates for general manager of the Company and officer-in-charge of overseas organisations for consideration by, and approval of, the Board of Directors;

     (5) To sign, issue, consider and approve other documents and matters which should be determined by the Chairman of the Board of Directors;

     (6) To exercise special decision-making and executive powers concerning the affairs of the Company in times of war, major natural disasters and other emergency situations which affect the safety of the Company's property, provided that such right is exercised in the interest of the Company and the Chairman of the Board of Directors reports to the Board of Directors thereafter;

     (7)  Other powers conferred by the Board of Directors.

27. Upon expiry of the term of office of a Director, he may be re-appointed for a consecutive term. A Director of the Company may not act concurrently as a Supervisor of the Company.

28.  Rules of meetings of the Board of Directors

     (1) Directors shall, prior to meetings of the Board of Directors, propose the agenda for such meetings, which shall be related to the Chairman of the Board of Directors through the Office of the Board of Directors and the Chairman of the Board of Directors shall then decide on the same;

     (2) Meetings of the Board of Directors shall be held at least once every quarter. Notice of the meeting shall be given to all of the Directors ten days beforehand. The Chairman of the Board of Directors shall convene and preside over meetings of the Board of Directors. If the Chairman of the Board of Directors cannot perform his duties for any special reason, the Chairman of the Board of Directors may appoint the Vice-Chairman of the Board of Directors or any other Director to convene and preside over the meeting. The Chairman of the Board of Directors or more than one-third of the Directors may request that an extraordinary meeting of the Board of Directors be held. Notice of the extraordinary meeting of the Board of Directors, which shall contain the main agenda and time and place of the meeting, shall be given to all of the Directors seven days beforehand;

     (3) Meetings of the Board of Directors shall be held only if more than one-half of the

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          Directors are present. If a Director is unable to attend any meeting of the Board of Directors for any reason, he shall apply for a leave of absence beforehand and shall appoint in writing another Director to attend the meeting on his behalf. The letter of appointment shall clearly specify the scope of authorisation so given;

     (4) The Board of Directors shall adopt a recorded voting system of one-person one-vote in deciding on matters at meetings of the Board of Directors. Resolutions need to be passed by more than one-half of all the Directors in order to be valid. Where there is an equal number of votes cast for and against a matter, the Chairman of the Board of Directors shall have a casting vote. In deciding on matters in which a Director is interested, that Director shall voluntarily abstain from voting but shall be counted as part of the quorum constituted at such meeting of the Board of Directors.

     (5) Minutes of meetings of the Board of Directors shall be signed by all persons who attended the meeting. Directors shall have the right to request for certain records to be included in minutes of meetings of the Board of Directors. Directors shall assume responsibility for decisions made in accordance with minutes of the meeting of the Board of Directors. Resolutions of the Board of Directors shall be kept by the Secretary and must not be destroyed within a period of ten years.

          If any resolution of the Board of Directors contravenes any law, administrative regulation or the Articles of Association of the Company and causes the Company to suffer substantial losses, those Directors who participated in such decision-making shall be liable to compensate the Company for the loss suffered. Those Directors who can prove that they objected to the passing of such resolution, which objection has been recorded in the minutes of the meeting of the Board of Directors, shall be absolved from liability. Those Directors who did not attend the meeting of the Board of Directors and who did not appoint another Director to act as his representative shall be deemed to have not raised any objection to such resolution and shall not be absolved from liability.

          The letters of appointment submitted by Directors in respect of the appointment of another Director to exercise their voting rights on their behalf shall be filed as part of the minutes of the meeting of the Board of Directors.


                      CHAPTER 5 - THE BOARD OF SUPERVISORS

29. The Board of Supervisors shall be the supervisory body of the Company. Supervisors shall be appointed by the Provincial Government. The Board of Supervisors shall comprise:

     (1)  representatives appointed by the Provincial Government;

     (2) person in-charge of management of the Company and workers' representatives;

     (3) hired experts in the fields of economics, finance, law, technology and operation and management of corporations;

     (4) the Board of Supervisors shall have one chairman, who shall be appointed by the Provincial Government;

     (5) the Board of Supervisors shall have three members, one of whom shall be a workers' representative of the Company while the others shall be nominated by the Provincial Government.

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30.  The term of office of a Supervisor shall be three years. A Supervisor may not be re-appointed for more than two consecutive terms.

31. Directors, managers and financial controllers of the Company and its subsidiaries may not concurrently act as Supervisors.

32. The Board of Supervisors shall supervise the quality of the state-owned assets of the Company and the protection of the value of, and appreciation in the value of, state-owned assets of the Company in accordance with law. Rules for determination of matters by the Board of Supervisors shall be draft thereby.

33. The Board of Supervisors shall be accountable to the Provincial Government and shall perform the following duties:

     (1) to review the financial statements of the Company which have been certified by certified public accountants or signed by the general manager and to supervise and assess the operating efficiency and profitability of the Company, the quality of the Company's state-owned assets and the protection of the value of, and appreciation in the value of, stated-owned assets;

     (2) to inspect the financial accounts and related information of the enterprise and to pose questions in respect of the same to the general manager and relevant employees, depending on work requirements;

     (3) to supervise and assess the operating results of the Chairman of the Board of Directors and the general manager of the Company and to make recommendations in respect of appointments, removals, rewards and penalties;

     (4) the Board of Supervisors shall nominate Supervisors to attend meetings of the Board of Directors and meetings of the Company at which changes in the assets of the Company are considered and to express their opinion when so requested by the Chairman of the Board of Directors and the general manager;

     (5) the Board of Supervisors shall report on its job to the Provincial Government on a periodic basis.

34. Meetings of the Board of Supervisors shall be held once to twice a year. An extraordinary meeting of the Board of Supervisors may be held by requisition made by the Chairman of the Board of Supervisions or by more than one-third of the Supervisors, or at the request of the Chairman of the Board of Directors. Notice of a meeting of the Board of Supervisors, which contain the matters to be discussed at such meeting, shall be sent to all of the Supervisors ten days beforehand. The Chairman of the Board of Supervisors shall preside over meetings of the Board of Supervisors. At a meeting at which the Chairman of the Board of Supervisors is absent, any other Supervisor may be appointed to preside over the meeting.

35. Supervisors shall attend meetings of the Board of Supervisors in a timely manner. If a Supervisor is unable to attend a meeting, he shall apply for a leave of absence from the Board of Supervisors. Resolutions of the Board of Supervisors shall be passed by the Supervisors on recorded vote basis and shall be duly passed if passed by more than one-half of all of the Supervisors. Supervisors shall have the right to request for certain records to be included in the minutes of meetings of the Board of Supervisors. Supervisors must implement resolutions of the Board of Supervisors.

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36.  The Board of Supervisors shall, based on work requirements, establish an able and efficient office to deal with daily matters.

37. Save for his appointment as a Supervisor of the Company, a Supervisor shall not hold any other office of the Company nor shall he accept any remuneration from the Company.

38. The Board of Supervisors and the Supervisors shall not interfere with the operation rights of the Company nor shall they disclose any commercial secrets of the Company.


                         CHAPTER 6 - THE GENERAL MANAGER

39. The Company shall have a general manager and two to four deputy general managers. Deputy general managers shall assist the general manager in his work.

40. The general manager shall be accountable to the Board of Directors and shall exercise the following powers:

     (1) to organise implementation of the resolutions of the Board of Directors and to report to the Board of Directors of the progress of implementation of the same;

     (2) to be in charge of daily administrative affairs, operation and management of the Company;

     (3) to be responsible for the management and operation of state-owned assets in accordance with the authorisation of the Board of the Directors;

     (4) to organise implementation of the annual plan and investment plan of the Company;

     (5) to formulate the wage standard and allocation plan in respect of the employees of the Company;

     (6) to formulate the preliminary fiscal budget and final fiscal budget of the Company;

     (7) to prepare the profit distribution plan and the loss recovery plan of the Company;

     (8) to formulate the proposal in respect of the internal management structure of the Company;

     (9)  to formulate the basic management system of the Company;

     (10) to make recommendations to the Board of Directors in respect of the appointment or removal of the deputy general manager and financial controller of the Company;

     (11) to make recommendations to the Board of Directors in respect of the appointment or removal of the legal representatives of wholly-owned subsidiaries and the representatives of state-owned property rights on the board of directors of subsidiaries of which the Company is a controlling shareholder;

     (12) to appoint or remove employees (other than those who should be appointed or dismissed by the Board of Directors);

     (13) to decide on the rewards and penalties of employees who are below the rank of deputy general manager of the Company;

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     (14) other powers conferred by the Board of Directors and the Articles of
          Association of the Company.

41. Establish a system for general managers' executive meetings. The executive meeting shall be convened and presided over by the general manager, in which the deputy general managers and others shall participate. Depending on the agenda for the meeting, heads of relevant departments may also be asked to participate in the meeting. Resolutions proposed to be passed at a meeting shall, after full deliberation, constitute minutes. The general manager shall report to the Chairman of the Board of Directors within seven days after a meeting involving an important matter. All resolutions shall be implemented after the same is signed by the general manager.


     CHAPTER 7 - DEMOCRATIC MANAGEMENT AND PROTECTION OF LEGAL INTERESTS OF
                                 THE EMPLOYEES

42. The Company shall implement a system of democratic management through workers' representative committee and other means in order to ensure that the direction and policies of the Party and the State are consistently implemented at the Company; to supervise the implementation of the Articles of Association of the Company and other regulations of the Company; to elect the workers' representatives to the Board of Directors and the Board of Supervisors, respectively, and to reflect the recommendations of the workers' representative committee at meetings of the Board of Directors and the Board of Supervisors through such workers' representatives; to support the exercise of the powers of the Board of Directors and of the general manager in accordance with law; and to educate employees about the obligations which they should perform. The Company shall have the obligation to protect the legal interests of the employees in the manner stipulated by law.

43. The Company shall seek the opinions of the labour union or the workers' representative committee of the Company when it considers major matters such as investment decisions and operation of the Company and when it formulates important regulations.

44. The Company shall first seek the opinion of the labour union or the workers' representative committee, and shall invite representatives of the labour union or the workers' representative committee to attend meetings of the Company, when it determines matters involving the interests of employees such as wages, benefits, production safety, labour protection and labour insurance.


  CHAPTER 8 - PROFESSIONAL STANDARDS FOR DIRECTORS, SUPERVISORS AND MANAGERS OF
                                  THE COMPANY

45. Directors, Supervisors and managers of the Company shall comply with the Articles of Association of the Company; perform their duties faithfully and honesty; protect the interests of the Company; not exploit his position and powers in the Company for the advancement of the personal interests of himself and of his relatives and friends; not exploit his powers in order to receive bribes or to obtain other illegal income; and not infringe or occupy property of the Company.

46. Directors and managers of the Company shall not misappropriate the funds of the Company nor shall they lend such funds to others in a personal capacity nor shall they use the Company's assets to open accounts in his name or in any other name.

47. Directors and managers of the Company shall not use the Company's assets to guarantee personal debt.

48. Directors, Supervisors and managers of the Company shall not engage in products and

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     businesses which are similar to those of the Company, whether for his own benefit or on behalf of others, nor shall they engage in any activity that is prejudicial to the interests of the Company. In the event of a breach of such restriction, all income so generated by him shall belong to the Company.

49. Directors, Supervisors and managers of the Company shall not act as the person-in-charge of other limited companies, joint stock limited companies or operating unit without the consent of the Board of Directors.

50. Directors, Supervisors and managers of the Company shall not disclose any secrets of the Company save as required by law or regulation.

51. If any of the Directors, Supervisors and managers of the Company shall act in breach of any law or regulation and the Company sustains any loss as a result thereof, he shall be liable to compensate the Company for the loss suffered.


                CHAPTER 9 - WAGES AND PERSONNEL MANAGEMENT SYSTEM

52. The Company shall, in accordance with its developmental needs and the Labour Law and relevant State policies, employ and dismiss employees so as to create a "two-way election" employment mechanism whereby employees can be promoted or demoted and join or leave the system.

53. The Company shall implement a system of labour contracts for all of its employees which clearly stipulate the labour relations between the Company and its employees and their respective rights, obligations and responsibilities. Either party shall have the right to terminate the labour contract in accordance with law.

54. The Company shall comply with its obligations under the Labour Law and the labour contract signed by the parties when it dismisses an employee.

55. Employees of the Company shall have the liberty to resign from the Company. The employees so resigning shall, after obtaining the Company's approval, comply with the procedures and comply with their obligations under the Labour Law and the labour contract.

56. The Company shall implement an allocation system which is primarily work-based and which allows for the co-existence of various methods of allocation. It shall insist on giving primary importance to efficiency and return while taking into account fairness and permit and encourage key elements of production such as capital and technology to participate in revenue allocation. The methods of allocation shall "in-principle" be based on regulations of companies listed in the People's Republic of China. The Company shall have the right to determine the wage standards and manner of payment of the same. The Company shall implement a wage system based on position efficiency which creates positions based on the requirements of the Company, defines duties by reference to positions, evaluates performance by reference to the duties and remunerates based on performance.

57. Employees of the Company shall enjoy social insurance and other insurances and days of leave in accordance with laws of the State.

   CHAPTER 10 - FINANCE, ACCOUNTING AND DISTRIBUTION OF REVENUE OF THE COMPANY

58. The Company shall establish its internal finance and accounting management system and internal audit system in accordance with the relevant laws and regulations of the State and the

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     relevant regulations of the Ministry of Finance.

59. The Company and its subsidiaries shall implement different levels of finance management. Subsidiaries shall present their accounting statements to the Company on a monthly basis and the Company shall prepare the consolidated accounting statements in accordance with law. The Company shall prepare financial information (such as balance sheets, profit and loss accounts, cash flow statements, statements of change of financial position, explanatory statements in respect of the financial position and profit distribution statements) for each financial year.

60. The annual and consolidated accounting statements of the Company for the financial year shall be presented to the Board of Directors for approval. After the same has been certified by a firm of certified public accountants, they shall be submitted to the relevant departments of the Provincial Government for filing purposes, with a copy to the Board of Supervisors for their review and examination.

61. The Company shall implement an internal audit system and establish an internal audit body which has audit staff to conduct annual audits of the financial receipts and payments and the operating activities of the Company and its subsidiaries and to conduct an " exit audit" of any person who no longer acts as legal representative (representative of state-owned property rights) of the Company's subsidiaries, in each case in accordance with the relevant laws and regulations of the State.

62. The Company shall implement the tax laws and regulations of the State and pay taxes and fees in accordance with law.

63. The statutory common reserve shall be used to make-up for losses, to increase capital and for other purposes stipulated by the State. The public welfare reserve shall be used for the collective welfare of the employees of the Company.

64. The Company shall not distribute any profit prior to making-up for losses and transfer to the statutory common reserve and the public welfare reserve.


  CHAPTER 11 - MERGERS, DEMERGERS, DISSOLUTIONS AND LIQUIDATION OF THE COMPANY

65. Any merger, demerger, dissolution and increase and reduction of capital of the Company shall be submitted to the Provincial Government for approval before it can be effected.

66. The Company shall be dissolved upon the occurrence of one of the following events:

     (1) the occurrence of any force majeure event (such as, major natural disaster or war) that results in substantial losses suffered by the Company and the Company is unable to continue operation;

     (2)  the Provincial Government has approved the dissolution of the Company;

     (3) the Company needs to be dissolved as a result of its merger or demerger;

     (4) the Company is ordered to close down in accordance with law as a result of its violation of laws and regulations.

67. Where the Company is dissolved, the Provincial Government shall form a liquidation committee to proceed with liquidation in accordance with law. A liquidation report shall be

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     prepared after the completion of the liquidation, which shall be submitted to the Provincial Government for confirmation. A copy of the liquidation report shall also be submitted to the Administration for Industry and Commerce in connection with an application for cancellation of registration of the Company. A public announcement of the termination of the Company shall be made.


      CHAPTER 12 - AMENDMENTS OF THE ARTICLES OF ASSOCIATION OF THE COMPANY

68. The Company shall amend the Articles of Association of the Company upon the occurrence of one of the following events:

     (1) amendments to the Articles of Association resulting from changes in registration particulars maintained by the Administration for Industry and Commerce;

     (2) corresponding amendments which need to be made to the Articles of Association of the Company as a result of changes in the relevant laws and regulations of the State involving relevant provisions contained in the Articles of Association of the Company;

     (3) changes in other relevant major provisions and the need to add important provisions to the Articles of Association of the Company;

     (4) other matters stipulated by the State that require application for change to be made.

69. Recommendations in respect of amendments proposed to be made to the Articles of Association of the Company shall be made by the Board of Directors and submitted to the Provincial Government for approval, which amendments shall become effective after such approval has been obtained.

70. Where any amendment to these Articles of Association involve a change in the registration particulars maintained with the Administration for Industry and Commerce, the Company shall make an application to the Administration for Industry and Commerce in respect of such change.


                           CHAPTER 13 - MISCELLANEOUS

71. The Board of Directors shall have the right to interpret and amend these Articles of Association. In the event of any unresolved matter or inconsistency between these Articles of Association and the policies, regulations and rules of the State, implementation shall be in accordance with the policies, regulations and rules of the State.

72. These Articles of Association shall become effective on the date of registration by the Administration for Industry and Commerce.

                 [IMPRINTED WITH THE SEAL OF THE LIAONING PROVINCIAL GOVERNMENT]


                                                                    29 July 2002

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